UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2012

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 2.05                      Costs Associated with Exit or Disposal Activities.

On December 20, 2012, the Board of Directors of VSE Corporation (the “Board”) approved the divestiture of VSE’s wholly owned subsidiary, Integrated Concepts and Research Corporation (“ICRC”), a construction management services company.  The Board authorized management to sell ICRC and thereby eliminate VSE’s Infrastructure Group.

VSE has commenced efforts to sell ICRC, and VSE has held preliminary discussions with potential buyers.  VSE, however, has not entered into any agreement with respect to the sale of ICRC, and there is no assurance that VSE will succeed in selling ICRC. If any such sale should occur, it would likely be completed within one year.

In connection with the determination to divest ICRC and eliminate VSE’s Infrastructure Group, VSE expects to incur pre-tax charges of approximately $7.8 million, which are composed of the following estimated amounts:

•	approximately $5.8 million attributable to goodwill and intangible write offs
•	approximately $1.3 million attributable to receivables write offs
•	approximately $0.7 million attributable to severance, lease termination and other future cash costs associated with the divestiture of ICRC

The impact to fiscal 2012 net income is expected to be approximately $4.8 million, and the impact to diluted EPS is expected to be approximately $0.90, to be recorded in the fourth quarter of fiscal 2012.  The estimated pre-tax charges, net income, and diluted EPS do not include any proceeds from a potential sale.

A copy of the December 20, 2012 press release announcing VSE’s determination to divest ICRC is attached to this Current Report on Form 8-K as Exhibit 99.1.  The information contained in this press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance.  These forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in our press releases and other SEC filings, including the risk factors identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, which are on file with the SEC and are available on our website and on the SEC website at www.sec.gov.  All information provided in this Current Report on Form 8-K is as of December 21, 2012, and we undertake no duty to update this information unless required by law.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

Exhibit
Number

     99.1           Press release issued by VSE Corporation on December 20, 2012 announcing VSE's determination to divest Integrated Concepts and Research Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: December 21, 2012	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary